Exhibit 10.1
AMENDMENT NO. 1 TO
THE PARK CITY GROUP, INC.
SECOND AMENDED AND RESTATED
2011 STOCK INCENTIVE PLAN

WHEREAS, the Board of Directors and stockholders of Park City Group, Inc. (the “Company”) have adopted the Park City Group, Inc. Second Amended and Restated 2011 Stock Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 5.1 of the Plan, a total of 550,000 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) have been reserved for issuance under the Plan;

WHEREAS, the Company desires to increase the number of shares issuable under the Plan to 1,250,000 shares; and

WHEREAS, Sections 5.3 and 13 of the Plan permits the Company’s Board of Directors to amend the Plan from time to time to increase the number of shares of Common Stock authorized for issuance under the Plan.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan:

1.   Section 5.1 of the Plan shall be, and hereby is, amended to increase the aggregate number of shares of Common Stock issuable thereunder to 1,250,000, and such section is thereby to read as follows:

“5.1. Maximum Number of Shares Available. Subject to adjustment as provided in Section 5.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 1,250,000 shares.”

2.   In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 to the Park City Group, Inc. Second Amended and Restated 2011 Stock Incentive Plan as of August 3, 2017.

PARK CITY GROUP, INC.

By: /s/ Randall K. Fields
Name: Randall K. Fields Title: Chief Executive Officer